UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
December 7, 2009 (December 1, 2009)
HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)
100 Crescent Court, Suite 1600, Dallas, Texas 75201-6915
(Address of Principal Executive Offices)
(214) 871-3555
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Pipelines, Tankage, and Loading Rack Throughput Agreement
     On December 1, 2009, in connection with the closing of the transactions contemplated by the Asset Sale and Purchase Agreement (the “Purchase Agreement”), dated as of October 19, 2009, among HEP Tulsa LLC (“HEP Tulsa”), a wholly owned subsidiary of Holly Energy Partners, L.P. (the “Partnership”), Holly Refining & Marketing-Tulsa LLC (“Holly Tulsa”) and Sinclair Tulsa Refining Company (“Sinclair”), pursuant to which HEP Tulsa purchased purchase certain tankage, loading rack and pipeline assets (the “Tankage, Loading Rack and Pipeline Assets”) at Sinclair’s refining facility in Tulsa, Oklahoma (the “Refinery”), Holly Tulsa entered into a 15-year Pipelines, Tankage and Loading Rack Throughput Agreement (the “Throughput Agreement”) with HEP Tulsa. Holly Tulsa is a wholly owned subsidiary of Holly Corporation (“Holly”), the entity that controls the Partnership’s general partner.
     Pursuant to the Throughput Agreement, HEP Tulsa will operate and maintain the Tankage, Loading Rack and Pipeline Assets and will provide certain transportation, storage and loading services to Holly Tulsa, and Holly Tulsa will pay HEP Tulsa:
•	a pipeline tariff of $.10 for each barrel of refined products moved on the pipelines acquired from Sinclair with a guaranteed minimum throughput of 60,000 barrels per day (“bpd”) of refined products moved;

•	a tankage base tariff of $.30 for each barrel for use of tankage acquired from Sinclair up to 80,000 barrels of refined products, $.10 per barrel for volumes in excess of 80,000 but less than 120,000, and $.22 per barrel for volumes in excess of 120,000, with a guaranteed minimum throughput of 80,000 bpd; and

•	a loading racks tariff of $.30 for each barrel of refined products, LPG and heavy products loaded over the loading racks acquired from Sinclair with a guaranteed minimum throughput of 26,000 bpd.
These tariffs are subject to various adjustments, including limited upward adjustments for changes in the Producer Price Index-Commodities-Finished Goods (PPI) produced by the U.S. Department of Labor, Bureaus of Statistics, and limited upward adjustment if actual operating expenses regarding the Tankage, Loading Rack and Pipeline Assets exceed assumed operating expenses.
     The Throughput Agreement provides that Holly Tulsa will indemnify HEP Tulsa for certain environmental matters arising from the pre-closing ownership or operation of the Tankage, Loading Rack and Pipeline Assets, and that HEP Tulsa will indemnify Holly Tulsa for certain environmental matters arising after the closing. These indemnification obligations are uncapped and unlimited. Holly will guaranty the obligations of Holly Tulsa under the Throughput Agreement, and the Partnership and Holly Energy Partners-Operating, L.P., a subsidiary of the Partnership (“HEP Operating”), will guaranty the obligations of HEP Tulsa.
     The description of the Throughput Agreement herein is qualified by reference to the copy of the Throughput Agreement, filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.
     Indemnification Proceeds and Payments Allocation Agreement
     On December 1, 2009, in connection with the closing of the transactions contemplated by the Purchase Agreement, HEP Tulsa and Holly Tulsa entered into an Indemnification Proceeds and Payments

Allocation Agreement (the “Indemnification Allocation Agreement”). Among other things, the Indemnification Allocation Agreement sets forth the terms and conditions under which HEP Tulsa and Holly Tulsa will allocate indemnification proceeds received from Sinclair and allocate indemnification amounts paid to Sinclair to the extent those proceeds or payments are limited by the operation of the caps and baskets in the Purchase Agreement that apply to the aggregate indemnification claims and obligations of Holly Tulsa and HEP Tulsa. Generally, each of Holly Tulsa and HEP Tulsa will be entitled to retain its pro rata portion of indemnification payments from Sinclair based upon the ratio of the value of the indemnification claims it makes to the value of the claims both of them make. Similarly, each of Holly Tulsa and HEP Tulsa will be required to bear its pro rata portion of indemnification payments to be made to Sinclair based upon the ratio of the value of claims made against each to the value of claims made against both of them. Reallocation payments will be made yearly, if necessary, during the four year term of the agreement. Also, if HEP Tulsa or its indemnified parties receive more than $15 million in indemnification proceeds pursuant to the indemnification provisions of the Purchase Agreement, or if Holly Tulsa receives in excess of $30 million in such indemnification proceeds, HEP Tulsa or Holly Tulsa, as applicable, will be required to set aside such excess amount as a reserve until final payment is made under the Indemnification Allocation Agreement. Holly will guaranty the obligations of Holly Tulsa under the Indemnification Allocation Agreement and the Partnership and HEP Operating will guaranty the obligations of HEP Tulsa.
     The description of the Indemnification Allocation Agreement herein is qualified by reference to the copy of the Indemnification Allocation Agreement, filed as Exhibit 10.2 to this report, which is incorporated by reference into this report in its entirety.
     Lease and Access Agreement
     On December 1, 2009, in connection with the closing of the transactions contemplated by the Purchase Agreement, HEP Tulsa and Holly Tulsa entered into a Lease and Access Agreement (the “Lease and Access Agreement”) with a fifty-year initial term, pursuant to which Holly Tulsa will lease to HEP Tulsa, for a nominal amount, the real property on which the Tankage, Loading Rack and Pipeline Assets are situated at the Refinery. Pursuant to the terms of the Lease and Access Agreement, Holly Tulsa has agreed to permit HEP Tulsa and its affiliates to have access to the Tankage, Loading Rack and Pipeline Assets. The Lease and Access Agreement also provides that, following termination or expiration of the Throughput Agreement, Holly Tulsa will have the option to purchase the Tankage, Loading Rack and Pipeline Assets for fair market value.
     The description of the Lease and Access Agreement herein is qualified by reference to the copy of the Lease and Access Agreement, filed as Exhibit 10.3 to this report, which is incorporated by reference into this report in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.
     Acquisition of Assets of Sinclair
     On December 1, 2009, HEP Tulsa completed the acquisition of the Tankage, Loading Rack and Pipeline Assets, pursuant to the terms of the Purchase Agreement and the documents related thereto, for an aggregate consideration of $75 million, consisting of 1,373,609 of the Partnership’s common units to be issued by the Partnership to Sinclair (which under the Purchase Agreement are valued at $53.5 million based on the average price of the Partnership’s common units during the 20 trading day period prior to the date of the Purchase Agreement) and $21.5 million in cash from HEP Tulsa. On December 1, 2009, pursuant to the same Purchase Agreement, Holly Tulsa completed the acquisition of the refining assets at the Refinery for an aggregate consideration of $128.5 million, consisting of 2,789,155 shares of Holly common stock to be issued by Holly to Sinclair (which under the Purchase Agreement are valued at $74 million based on the average price of Holly’s common stock during the 15 trading day period prior to the date of the Purchase Agreement) and $54.5 million in cash from Holly Tulsa.
     The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.01.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Pipelines, Tankage, and Loading Rack Throughput Agreement, dated December 1, 2009

10.2	Indemnification Proceeds and Payments Allocation Agreement, dated December 1, 2009

10.3	Lease and Access Agreement, dated December 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOLLY ENERGY PARTNERS, L.P.
By:     HEP Logistics Holdings, L.P., its General Partner
By:     Holly Logistic Services, L.L.C., its General Partner

By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and Chief Financial Officer

Date: December 7, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Pipelines, Tankage, and Loading Rack Throughput Agreement, dated December 1, 2009

10.2	Indemnification Proceeds and Payments Allocation Agreement, dated December 1, 2009

10.3	Lease and Access Agreement, dated December 1, 2009